UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: May 10, 1999




                          REPUBLIC NEW YORK CORPORATION
             (Exact name of registrant as specified in its charter)




            Maryland                 1-7436                 13-2764867
(State or other  jurisdiction     (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)



  452 Fifth Avenue, New York, New York                         10018
(Address of principal executive offices)                     (Zip Code)



      Registrant's telephone number, including area code: (212) 525-6100






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Item 5.  Other Events

     Republic New York Corporation ("RNYC") and Safra Republic Holdings S.A. ("SRH")have entered into a definitive agreement providing for (1) the merger of RNYC with a wholly owned subsidiary of HSBC Holdings plc ("HSBC") in which each outstanding RNYC common share would be converted into the right to receive $72.00 in cash and (2) a tender offer for the outstanding ordinary shares of SRH (other than those owned by RNYC) at $72.00 per share. Saban S.A., the principal stockholder of RNYC, which is controlled by RNYC's founder, Edmond J. Safra, has irrevocably undertaken to vote its 29% stockholding in RNYC in favor of the merger and, in addition, to accept the tender offer in respect of its 20.8% stockholding in SRH. All outstanding preferred shares of each company will remain outstanding after these transactions.

     The consummation of the transactions are subject to a number of conditions, including RNYC stockholder approval and regulatory approvals in various jurisdictions. The merger and tender offer are to close at the same time, which is expected to be during the last quarter of 1999.

     In connection with the merger, RNYC has issued an option to HSBC, which would allow HSBC to purchase up to 19.9% of the outstanding shares of RNYC at $72.00 per share in limited circumstances.






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                                    SIGNATURE


         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            REPUBLIC NEW YORK CORPORATION



                                            By:  /s/ William F. Rosenblum, Jr.
                                                    ---------------------------
                                                     William F. Rosenblum, Jr.
                                                     Senior Vice President


Date:  May 10, 1999